UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2014

Silver Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36025 (Commission File Number)	80-0914174 (I.R.S. Employer Identification Number)

1450 2nd Street, Suite 247 Santa Monica, California (Address of principal executive offices)	90401 (Zip code)

(310) 276-1219
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01(a) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on December 4, 2013, Silver Eagle Acquisition Corp. (the “Company”) received a written notice (the “Notice”) on December 3, 2013, from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (the “Nasdaq Staff”) indicating that the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least of 300 public holders for continued listing on the NASDAQ Capital Market. Subsequently, the Nasdaq Staff accepted the Company’s plan to regain compliance with the Minimum Public Holders Rule and provided the Company until June 2, 2014 to evidence such compliance. On June 6, 2014, the Company received a letter from the Nasdaq Staff stating that the Company had failed to evidence compliance with the Minimum Public Holders Rule by June 2, 2014, and that, accordingly, the Nasdaq Staff has determined to initiate procedures to delist the Company’s common stock, units and warrants from The Nasdaq Stock Market. The Company has requested a hearing to appeal the Nasdaq Staff’s determination. The Company’s securities will continue to trade on The Nasdaq Capital Market while such appeal is pending. There can be no assurance whether the Company will be successful in its appeal of the delisting determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 11, 2014

Silver Eagle Acquisition Corp.

By:	/s/ James A. Graf
James A. Graf
Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Form 8-K]